UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2020 (November 17, 2020)
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On November 17, 2020, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors and Indiana member directors to the Bank’s Board of Directors (“Board”), each with terms beginning January 1, 2021, and ending on December 31, 2024. Each of the elected director's Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“Agency”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the Agency by completing an Agency-prescribed eligibility certification form.

Indiana Member Director Election

Two Indiana member director seats were open. Karen F. Gregerson was re-elected to the first open seat, with 970,776 shares voted in her favor. Ms. Gregerson is Director, President & CEO of The Farmers Bank in Frankfort, Indiana. Clifford M. Clarke was elected to the second open seat, with 823,546 shares voted in his favor. Mr. Clarke is a Director of Three Rivers Federal Credit Union in Fort Wayne, Indiana.

The other member director candidates not elected in Indiana were: Ryan M. Warner, with 810,615 shares voted; and Michael R. Barker, with 422,171 shares voted.

The term of one of our Indiana member directors, Ryan M. Warner, expires on December 31, 2020. The Board and Bank management express their sincere appreciation to Mr. Warner for his service as a director of the Bank since 2017.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the Agency. This review was conducted by the Agency before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were three district-wide independent director seats open. Lisa D. Cook was elected to the first open seat, with 2,183,174 shares voted in her favor. Ms. Cook is a Professor at Michigan State University in East Lansing, Michigan. Charlotte C. Decker was re-elected to the second open seat, with 2,003,552 shares voted in her favor. Ms. Decker is the Chief Information Technology Officer of the UAW Retiree Medical Benefits Trust in Detroit, Michigan. Todd Sears was elected to the third open seat, with 2,174,274 shares voted in his favor. Mr. Sears is Executive Vice President of Herman & Kittle Properties, Inc., in Indianapolis, Indiana, and is designated as a public interest independent director.

The terms of two of our independent directors, Jonathan P. Bradford and Carl E. Liedholm, expire on December 31, 2020. The Board and Bank management express their sincere appreciation to Mr. Bradford for his service as a director of the Bank since 2007, and to Mr. Liedholm for his service as a director of the Bank since 2009.

Directors’ Compensation and Travel Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2021 Directors’ Compensation and Expense Reimbursement Policy, which was approved at the September 2020 Board meeting. In accordance with Agency regulations, the final 2021 Directors’ Compensation and Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, has been provided to the Agency Director for review.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member and independent director elections, which will be emailed on November 18, 2020, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated November 18, 2020, is attached as Exhibit 99.2 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2020

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to Members - Election Results
99.2	News Release - 2020 Election Results